Exhibit 99

Grande Communications To Present at Jefferies Second Annual Communications and Media Conference on September 23, 2004

SAN MARCOS, Texas - September 23, 2004 - Grande Communications Holdings, Inc. today announced that it will deliver its Company presentation at the Jefferies Second Annual Communications and Media Conference in New York on Thursday, September 23, 2004 at 4:00 p.m. Eastern Time. The presentation will be broadcasted live over the Internet and will highlight Grande’s business plan, performance, and plans for the future.

Investors may listen to an audio version of the presentation via a live web cast online at http://event.streamx.us/jefferies/event/default.asp?event=jef20040922. Access to the site will be permitted after a brief registration process. Listeners should go to this site at least 15 minutes prior to the event to register and download and install any necessary software, Microsoft Windows Media Player or RealPlayer. Pre-registration is currently available. For those unable to listen to the live broadcast, a replay will be available for 30 days by accessing the above address. The presentation can also be accessed via Grande’s web site, www.grandecom.com through the investor relations section.

About Grande Communications (www.grandecom.com)

Headquartered in San Marcos, Grande Communications is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, Local and Long-Distance Telephone, Digital Cable and Wireless Home Security services over its own advanced network to communities in Texas. Grande’s bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco. Grande also leverages its telephony and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services.

This press release may contain forward-looking statements relating to Grande operations that are based on its current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Grande’s actual results may differ from the forward-looking statements for many reasons.

Related Links:

Grande Communications

Contact Information:

Richard Robuck

Grande Communications

512-878-4000